EXHIBIT 16.1

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ERNST & YOUNG LLP   /bullet/ CERTIFIED PUBLIC ACCOUNTANTS    /bullet/ Phone: 561 655 8500
                             Phillips Point, West Tower               Fax:   561 838 4191
                             Suite 1200
                             777 South Flagler Drive
                             West Palm Beach, Florida 33401
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January 3, 1997

Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 3, 1997 of Magicworks Entertainment Incorporated and are in agreement with the statements contained in the third, fourth, fifth and sixth paragraphs on page 2 therein. We have no basis to agree or disagree with the other statements of the Registrant contained therein.

                                        Very truly yours,

                                        /s/ Ernst & Young LLP